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                                                            Exhibit 1.3
                                   FORMS OF
                               LOCKUP AGREEMENTS

                                                            FMC Corporation Form



                                    . , 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Banc of America Securities LLC
 as U.S. Representatives of the several
 U.S. Underwriters to be named in the
 within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

     Re:  Proposed Public Offering by FMC Technologies, Inc.
          --------------------------------------------------

Dear Sirs:

     The undersigned, a stockholder of FMC Technologies, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Banc of America Securities LLC propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 180 days from the date of the U.S. Purchase Agreement the ("Restricted Period"), the undersigned will not, and will cause its subsidiaries (other than the Company and its subsidiaries) not to, without the prior written consent of Merrill Lynch, directly or indirectly,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter

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into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     Notwithstanding the foregoing, the undersigned and its subsidiaries (other than the Company and its subsidiaries) may take, or cause to be taken, any action otherwise prohibited by this letter agreement (i) in connection with the distribution to its stockholders of all shares of the Common Stock beneficially owned by the undersigned, whether by spin-off, split-off or a combination thereof, or (2) the sale of all (but not less than all) shares of the Common Stock beneficially owned by the undersigned to another person, provided in the case of clause (2) that such person enters into a letter agreement with Merrill Lynch substantially similar to this letter agreement pursuant to which such person agrees to be bound by the restrictions contained herein for the remaining term of the Restricted Period.

                                Very truly yours,

                                Signature:
                                          ------------------------------

                                Print Name:
                                           -----------------------------

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                                                       Officer and Director Form

                                     , 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Banc of America Securities LLC
 as U.S. Representatives of the several
 U.S. Underwriters to be named in the
 within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

     Re:  Proposed Public Offering by FMC Technologies, Inc.
          --------------------------------------------------

Dear Sirs:

     The undersigned, a stockholder, officer and/or director of FMC Technologies, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Banc of America Securities LLC propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during the Restricted Period (as defined below), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or


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other securities, in cash or otherwise. For purposes of this letter agreement the "Restricted Period" shall mean the period commencing on the date of the U.S. Purchase Agreement and ending on the earliest of (i) the 180th day following the date of the U.S. Purchase Agreement, (ii) if the distribution by FMC Corporation to its stockholders of all shares of the Common Stock beneficially owned by FMC Corporation (whether by spin-off, split-off or a combination thereof) (the "Distribution") is consummated prior to the 120th day following the date of the U.S. Purchase Agreement, the 120th day following the date of the U.S. Purchase Agreement and (iii) if the Distribution is consummated after the 120th day following the date of the U.S. Purchase Agreement, the day the Distribution is consummated.

     Notwithstanding the foregoing, any Common Stock acquired by the undersigned in the open market will not be subject to this Agreement. In addition, notwithstanding the foregoing, without obtaining the prior written consent of Merrill Lynch, the undersigned will be permitted to transfer by gift shares of Common Stock otherwise subject to this letter agreement to any immediate family member of the Stockholder or any trust established for the benefit of any such immediate family member, provided that, prior to such transfer and as a condition thereof, the transferee shall deliver to Merrill Lynch a written agreement to be bound by the restrictions set forth herein until the expiration of the Restricted Period.

                                Very truly yours,

                                Signature:
                                          ------------------------------

                                Print Name:
                                           -----------------------------